                                                                  EXHIBIT 10.1.2

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                               SECURITY AGREEMENT

                          Dated as of February 9, 2004

                                     made by

                     CENTENNIAL CELLULAR OPERATING CO. LLC,
                                  as Borrower,

                    CENTENNIAL PUERTO RICO OPERATIONS CORP.,
                                 as PR Borrower,

                                       and

EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME
                     PARTY HERETO BY EXECUTION OF A JOINDER
                                   AGREEMENT,
                                  as Guarantors

                                   in favor of

                           CREDIT SUISSE FIRST BOSTON

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                                TABLE OF CONTENTS

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
SECTION 1.        Pledge................................................................................     2

SECTION 2.        Secured Obligations...................................................................     9

SECTION 3.        FCC Approvals and Municipal Approvals.................................................     9

SECTION 4.        No Release............................................................................    10

SECTION 5.        Perfection; Supplements; Further Assurances; Use of Pledged Collateral................    10

SECTION 6.        Representations, Warranties and Covenants.............................................    13

SECTION 7.        Special Provisions Concerning General Collateral......................................    18

SECTION 8.        Special Provisions Concerning Securities Collateral...................................    19

SECTION 9.        Special Provisions Concerning Intellectual Property Collateral........................    21

SECTION 10.       Special Provisions Concerning Financial Accounts......................................    24

SECTION 11.       Transfers and Other Liens.............................................................    27

SECTION 12.       Reasonable Care.......................................................................    27

SECTION 13.       Remedies upon Default; Obtaining the Pledged Collateral upon Event of Default.........    27

SECTION 14.       Application of Proceeds...............................................................    33

SECTION 15.       Expenses..............................................................................    33

SECTION 16.       No Waiver; Cumulative Remedies........................................................    34

SECTION 17.       Administrative Agent..................................................................    34

SECTION 18.       Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact.....    35

SECTION 19.       Indemnity.............................................................................    35

SECTION 20.       Modification in Writing...............................................................    36

SECTION 21.       Termination; Release..................................................................    36

SECTION 22.       Notices...............................................................................    37

SECTION 23.       Continuing Security Interest; Assignment..............................................    37

SECTION 24.       Governing Law.........................................................................    37

SECTION 25.       Waiver of Jury Trial..................................................................    38

SECTION 26.       Severability of Provisions............................................................    38

SECTION 27.       Execution in Counterparts.............................................................    38

SECTION 28.       Headings..............................................................................    38
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                                      -i-

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
SECTION 29.       Obligations Absolute..................................................................    38

SECTION 30.       Future Advances.......................................................................    39
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Annexes

A-1     Prior Liens
A-2     Guarantors

Exhibits

1.      Form of Issuer Acknowledgment
2.      Form of Deposit Account Control Agreement
3.      Form of Securities Pledge Amendment
4.      Form of Joinder Agreement

Schedules

I-A     Guarantors that Own Capital Stock of Subsidiaries
I-B     Guarantors that Own Uncertificated Equity Interests in Subsidiaries that are Partnerships or Limited Liability Companies
II      Intercompany Notes
III     Patents
IV      Trademarks
V       Copyrights
VI      Licenses
VII     Financial Accounts

                                      -ii-


                                                                    SCHEDULE VII

                                            SECURITY AGREEMENT (this
                                    "Agreement"), dated as of February 9, 2004, made by CENTENNIAL CELLULAR OPERATING CO. LLC, a Delaware limited liability company having an office at 3349 Route 138, Wall, New Jersey 07719 ("Borrower"), CENTENNIAL PUERTO RICO OPERATIONS CORP., a Delaware corporation having an office at 3349 Route 138, Wall, New Jersey 07719 ("PR Borrower"; together with Borrower, the "Borrowers"), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors"; together with Borrower and the PR Borrower, the "Pledgors", and each, a "Pledgor"), as pledgors, assignors and debtors, in favor of CREDIT SUISSE FIRST BOSTON, having an office at Eleven Madison Avenue, New York, NY 10010, in its capacity as administrative agent, as pledgee, assignee and secured party (in such capacity and together with any successors in such capacity, "Administrative Agent") for the lending institutions (the "Lenders") from time to time party to the Credit Agreement (as hereinafter defined).

                                    RECITALS:

                  A. Pursuant to a certain credit agreement, dated as of February 9, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Credit Agreement), among Borrower, PR Borrower, Centennial Communications Corp., a Delaware corporation ("Parent"), as a Guarantor, each of the other Guarantors, the Lenders, Credit Suisse First Boston, as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, and Lehman Brothers Inc., as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, the Lenders have agreed (i) to make to or for the account of either Borrower a Term Loan up to an aggregate principal amount of $600,000,000, (ii) to make to or for the account of either Borrower certain Revolving Credit Loans up to an aggregate principal amount of $150,000,000 and (iii) to issue certain Letters of Credit for the account of either Borrower.

                  B. It is contemplated that one or more of the Pledgors may enter into one or more Interest Rate Protection Agreements and Swap Contracts with one or more of the Lenders or their respective Affiliates (collectively, the "Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of the Pledgors now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

                  C. Each Pledgor is or will be the legal and beneficial owner of the Pledged Collateral (as hereinafter defined) to be pledged by it hereunder.

                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and Administrative Agent hereby agree as follows:

                  SECTION 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, each Pledgor hereby pledges, assigns, transfers and grants to the Administrative Agent for its benefit and the benefit of the Lenders and the other Creditors (the "Secured Parties"), a continuing security interest in and to all of the right, title and interest of such Pledgor in, to and under the personal property and fixtures, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"), comprised of the following (subject to Permitted Liens and Prior Liens):

                  (a) all "accounts", as such term is defined in the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction, including, without limitation, Puerto Rico (the "UCC"), and in any event including, without limitation, all health-care-insurance receivables and all of such Pledgor's rights to payment for goods sold or leased or services performed by such Pledgor or any other party, and all rights evidenced by an account, contract, security agreement, chattel paper (whether tangible or electronic), guarantee (including a letter of credit) or other evidence of indebtedness or security together with (i) all security pledged, assigned, hypothecated or granted to or held by such Pledgor to secure the foregoing, (ii) general intangibles arising out of such Pledgor's rights in any goods, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith and (v) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties and certificates from filing or other registration offices (collectively, the "Receivables");

                  (b) all "inventory", as such term is defined in the UCC, and in any event including, without limitation, all raw materials, work in process, returned goods, finished goods, samples and consigned goods to the extent of the consignee's interest therein, materials and supplies of any kind or nature which are or might be used in connection with the manufacture, printing, publication, packing, shipping, advertising, selling or finishing of any such goods and all other products, goods, materials and supplies (collectively, the "Inventory");

                  (c) all books, records, ledgers, printouts, file materials and other papers containing information relating to Receivables and any account debtors in respect thereof;

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                  (d)      any and all sale, service, performance and equipment
or real property lease contracts (including, without limitation, all leases for cell sites to which Pledgor is a party), agreements and grants (whether written or oral), and any other contract (whether written or oral) between such Pledgor and third parties, but excluding any of the foregoing (i) which would be terminable by the counterparty thereto if such Pledgor's interest therein were subject to the security interest created hereby and (ii) for which such Pledgor has not received a consent from such counterparty to the grant of a security interest therein (collectively, the "Contracts");

                  (e) all "equipment", as such term is defined in the UCC, and in any event including, without limitation, all machinery, equipment, office machinery, furniture, conveyors, tools, materials, storage and handling equipment and all other equipment of every kind and nature owned by such Pledgor or in which such Pledgor may have any interest (to the extent of such interest), all modifications, alterations, repairs, substitutions, additions and accessions thereto, all replacements and all parts therefor and together with all substitutes for any of the foregoing, except for automotive equipment, motor vehicles, tractors, trailers and other like property, to the extent title thereto is governed by a certificate of title (collectively, the "Equipment");

                  (f) all "general intangibles", as such term is defined in the UCC, and in any event including, without limitation, all manuals, blueprints, know-how, warranties and records in connection with the Equipment; all documents of title or documents representing the Inventory and all records, files and writings with respect thereto; any and all other rights, claims and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, including, without limitation, all rights under any Contracts; all information, customer lists, identification of suppliers, data, plans, blueprints, specification designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like pertaining to operations by such Pledgor, all field repair data, sales data and other information relating to sales of products now or hereafter manufactured, distributed or franchised by such Pledgor; all accounting information pertaining to such Pledgor's operations or any of the Equipment, Inventory, Receivables or Intangibles and all media in which or on which any of the information or knowledge or data or records relating to such operations or any of the Equipment, Inventory, Receivables, Contracts or Intangibles may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all rights and goodwill of such Pledgor; all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or assets now or hereafter held by such Pledgor (other than FCC Licenses, as hereinafter defined); all causes of action, claims and warranties now or hereafter owned or acquired by such Pledgor, and any other property consisting of a general intangible under the UCC applicable in such other location where such Pledgor maintains its records relating to such property (collectively, the "Intangibles");

                  (g) all present and future authorizations, permits, licenses and franchises (collectively, the "FCC Licenses") heretofore or hereafter granted or assigned to such Pledgor by the Federal Communications Commission (the "FCC") or any present and future authorizations, permits, licenses and franchises (collectively, the "Governmental Licenses") heretofore or hereafter granted or assigned to such Pledgor by any other public or governmental agency or regulatory body for the operation or ownership of a wireless telecommunications system; excluding, however, any such FCC Licenses or Governmental Licenses to the extent, and only to the extent, that it is unlawful to grant a security interest in the same, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such FCC Licenses or Governmental Licenses (including, without limitation, the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer of such FCC Licenses), whether now owned or hereafter acquired by such Pledgor, or in which such Pledgor may now have or hereafter acquire an interest;

                  (h) all insurance policies held by such Pledgor or naming such Pledgor as insured, additional insured or loss payee (including, without limitation, casualty insurance, general liability insurance (but not director's and officer's liability insurance or other fiduciary liability insurance), property insurance and business interruption insurance), all such insurance policies entered into after the date hereof other than insurance policies (or certificates of insurance evidencing such insurance policies) relating to health and welfare insurance and life insurance policies in which such Pledgor is not named as beneficiary (i.e., insurance policies that are not "Key Man" insurance policies) and all rights, claims and recoveries relating thereto (including all dividends, returned premiums and other rights to receive money in respect of any of the foregoing) (collectively, the "Insurance Policies");

                  (i) such Pledgor's right to receive the surplus funds, if any, which are payable to such Pledgor following the termination of any employee pension plan and the satisfaction of all liabilities of participants and beneficiaries under such plan in accordance with applicable law (collectively, the "Pension Plan Reversions");

                  (j) the issued and outstanding shares of capital stock of each Person described in Schedule I-A hereto and each other corporation hereafter acquired or formed by such Pledgor (the "Pledged Shares") (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares; provided that such Pledgor shall not be required to pledge, and the term "Pledged Shares" shall not include, (A) shares in Unrestricted Subsidiaries or (B) shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is (i) a controlled foreign corporation (as defined in Section 957(a) of the Internal Revenue Code of 1986, as amended (the "Tax Code")) or
(ii) a domestic corporation all of the assets of which (other than de minimis administrative assets) are stock of one or more controlled foreign corporations, with such limitation effective beginning on the last day of the first year for which the financial projections in effect on such date (as generally used by management for business purposes and based on assumptions reasonably acceptable to the Lenders) for such domestic corporation show that any of its controlled foreign corporation subsidiaries will have earnings and profits in excess of $5,000 in the following year and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Section 1(j) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to
Section 951 (or a successor provision) of the Tax Code; provided further, that if following a change in the relevant sections of the Tax Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of any Foreign Subsidiary entitled to vote without causing the undistributed earnings of such Foreign Subsidiary as determined for United States Federal income taxes to be treated as a deemed dividend to the Pledgors for United States Federal income tax purposes, then the 65% limitation set forth above shall no longer be applicable and the Pledgors shall duly pledge and deliver to the Administrative Agent such maximum additional percentage of the capital stock not theretofore required to be pledged hereunder as will not cause such a deemed dividend to have been made;

                  (k) subject to the provisos set forth in Section 1(j) above, all additional shares of capital stock of whatever class of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which are and shall remain at all times until this Agreement terminates, certificated shares) (which shares shall be deemed to be part of the Pledged Shares), including the certificates representing such additional shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

                  (l) all membership interests and/or partnership interests, as applicable, of each Person described in Schedule I-B hereto and each other limited liability company or limited partnership hereafter acquired or formed by such Pledgor, together with all rights, privileges, authority and powers of such Pledgor in and to each such Person or under the membership or partnership agreement of each such Person (the "Operative Agreements") (collectively, the "Initial Pledged Interests"), and the certificates, instruments and agreements, if any, representing the Initial Pledged Interests;

                  (m) all options, warrants, rights, agreements, additional membership or partnership interests or other interests relating to each such Person described in Section 1(l) above or any interest in any such Person, including, without limitation, any right relating to the equity or membership or partnership interests in any such Person or under the Operative Agreement of any such Person (collectively, the "Additional Interests"; together with the Initial Pledged Interests, the "Pledged Interests"; the Pledged Interests and the Pledged Shares, collectively, the "Pledged Securities") from time to time acquired by such Pledgor in any manner and the certificates, instruments and agreements, if any, representing the Additional Interests;

                  (n) all intercompany notes described on Schedule II hereto (the "Intercompany Notes") and all certificates or instruments evidencing such Intercompany Notes and all proceeds thereof, all accessions thereto and all substitutions therefor;

                  (o) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes (collectively, the "Distributions");

                  (p) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any Person listed on Schedule I-A or Schedule I-B hereto is not the surviving entity, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from such consolidation or merger;

                  (q) patents issued or assigned to, and all patent applications made by, such Pledgor, including, without limitation, the patents and patent applications listed on Schedule III hereto, along with any and all
(i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, extensions and continuations-in-part thereof, (iii) income, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof and (iv) rights to sue for past, present and future infringements thereof (collectively, the "Patents");

                  (r) trademarks (including service marks), logos, federal and state trademark registrations and applications made by such Pledgor, common law trademarks and trade names owned by or assigned to such Pledgor and all registrations and applications for the foregoing, including, without limitation, the registrations and applications listed on Schedule IV hereto, along with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof and (iii) rights to sue for past, present and future infringements thereof (collectively, the "Trademarks");

                  (s) copyrights owned by or assigned to such Pledgor, including, without limitation, the registrations and applications listed on
Schedule V hereto, along with any and all (i) renewals and extensions thereof,
(ii) income, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof and (iii) rights to sue for past, present and future infringements thereof (collectively, the "Copyrights");

                  (t) license agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright listed on
Schedule VI hereto, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present or future breaches thereof, (iii) rights to sue for past, present and future breaches thereof and (iv) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights (collectively, the "Licenses");

                  (u) the entire goodwill and all product lines of such Pledgor's business and other general intangibles, including, without limitation, know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures and formulae connected with the use of and symbolized by the Trademarks of such Pledgor (collectively, the "Goodwill");

                  (v) all "securities accounts", "commodity accounts", "investment property" (each as defined in the UCC) and financial accounts of such Pledgor, including, without limitation, (i) the financial accounts, securities accounts and commodity accounts maintained with the financial institutions, securities intermediaries and commodity intermediaries (each as defined in the UCC and each, a "Financial Intermediary") identified on Schedule VII hereto, (ii) all moneys, financial assets (as defined in the UCC), checks, drafts, securities and instruments deposited or required to be deposited in such accounts, (iii) all investments and all certificates and instruments, if any, from time to time representing or evidencing any other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing items listed under clauses (i) and (ii) and (iv) each consent or other agreement from time to time entered into by such Pledgor with any financial institution at which any of the above accounts is maintained and all rights of such Pledgor under each such consent or agreement;

                  (w) all "deposit accounts", as such term is defined in the UCC;

                  (x) all "documents", as such term is defined in the UCC, including, without limitation, all receipts of such Pledgor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

                  (y) all "instruments", as such term is defined in the UCC, including, without limitation, all promissory notes, drafts, bills of exchange or acceptances (collectively, the "Instruments");

                  (z) all "commercial tort claims", as such term is defined in the UCC. The Administrative Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the applicable Pledgor's compliance with Section 5(i) hereof;

                  (aa) all "letter-of-credit rights", as such term is defined in the UCC; and

                  (bb) all "proceeds", as such term is defined in the UCC or under other relevant law, and in any event including, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guaranty payable to the Administrative Agent or to such Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to such Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving body including, without limitation, those governing the regulation and protection of the environment (each, a "Governmental Authority") (or any person acting on behalf of a Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Pledged Collateral, (iv) products of the Pledged Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral (collectively, the "Proceeds").

                  Notwithstanding the foregoing, (i) to the extent that the provisions of any agreement binding on any Pledgor that governs any personal property referred to in any of Section 1(a) through (bb) above (including any agreement relating to Indebtedness incurred to finance the acquisition of such property (whether as purchase money debt, as a capital lease or otherwise)) expressly prohibits the pledge, assignment or transfer thereof, or the grant of a security interest therein, such Pledgor's right, title and interest in such property shall be excluded from the foregoing pledge, assignment, transfer and grant for so long as such prohibition continues, it being understood that, upon request of the Administrative Agent, such Pledgor will in good faith use reasonable efforts to obtain consent for the pledge, assignment, transfer and creation of a security interest in favor of the Administrative Agent in such Pledgor's right, title and interest in such property; provided, however, that, for purposes of this paragraph, "reasonable efforts" shall not include any obligation to expend money (other than nominal amounts) or commence any action or proceeding against any other Person; and (ii) the "Pledged Collateral" shall not include cash pledged pursuant to Sections 9.07(z) and (aa) of the Credit Agreement, in each case only to the extent such cash is actually pledged to secure outstanding and unpaid obligations under the letters of credit or Indebtedness, as the case may be, secured thereby.

                  The Pledged Securities, the Intercompany Notes, the Distributions and the Proceeds relating thereto are collectively referred to as the "Securities Collateral". The Patents, Trademarks, Copyrights, Licenses, Goodwill and the Proceeds relating thereto are collectively referred to as the "Intellectual Property Collateral". The property described in Section 1(v) above and the Proceeds relating thereto are collectively referred to as the "Financial Account Collateral". Any account containing Financial Account Collateral shall be referred to as a "financial account"; provided that "financial account" shall not include any "deposit account" (as defined in the UCC). The Pledged Collateral other than the Securities Collateral, the Intellectual Property Collateral and the Financial Account Collateral is collectively referred to as the "General Collateral".

                  SECTION 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of (i) all Obligations of the Pledgors now existing or hereafter arising under or in respect of the Credit Agreement and all Interest Rate Obligations of the Pledgors now existing or hereafter arising under or in respect of any Interest Rate Agreement (including, without limitation, the obligations of the Pledgors to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Interest Rate Agreement), and (ii) without duplication of the amounts described in clause
(i), all obligations of the Pledgors now existing or hereafter arising under or in respect of this Agreement or any other Credit Document, including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement or in any other Credit Document, in each case whether in the regular course of business or otherwise (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

                  SECTION 3. FCC Approvals and Municipal Approvals. The provisions of this Agreement shall be subject to this Section 3. The rights of the Administrative Agent and the Secured Parties under this Agreement are subject to all applicable rules and regulations of the FCC. Notwithstanding anything to the contrary contained herein, neither the Administrative Agent nor any Secured Party will take any action pursuant to this Agreement which would constitute or result in any assignment of any FCC License or any direct or indirect change of control of Borrower or any other Pledgor, any FCC License or any Government License, whether de jure or de facto, if such assignment or change of control would require the prior approval of the FCC under the Communications Act of 1934, as amended (including the written rules and regulations promulgated by the FCC with respect thereto) or any other Governmental Authority unless and until each such approval has been obtained. During any time when an Event of Default shall have occurred and be continuing, Borrower and each other Pledgor agrees to take any action which the Administrative Agent may reasonably request in order to obtain and enjoy to the fullest possible extent the rights and benefits granted to the Administrative Agent and the Secured Parties by this Agreement and each other agreement, instrument and document delivered to the Administrative Agent for the benefit of the Secured Parties in connection herewith or in any document evidencing or securing any of the Pledged Collateral, including specifically, at the cost and expense of such Pledgor, the use of such Pledgor's reasonable best efforts to assist in obtaining approval of the FCC or any other Governmental Authority for any action or transaction contemplated by, and consistent with the terms of, this Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file (or cause to be filed) with the FCC or any other Governmental Authority the assignor's or transferor's portion of any application or applications for consent to the assignment of any license, permit or franchise or change of control necessary or appropriate under the rules and regulations of the FCC or any Governmental Authority for approval of
(a) the assignment of any FCC license or transfer of control thereof or of such Pledgor, (b) any sale or sales of property constituting Pledged Collateral by the Administrative Agent or (c) any assumption by the Administrative Agent or the Secured Parties of voting rights or management rights in property constituting Pledged Collateral which are being effected in accordance with the terms of this Agreement. Furthermore, notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent agrees on behalf of the Secured Parties that (aa) voting rights in any Pledged Securities shall remain with the issuer thereof even upon an Event of Default unless all required prior approvals of the FCC to the transfer of such voting rights shall have been obtained and (bb) upon an Event of Default, and only if so permitted by this Agreement, the Administrative Agent or the Secured Parties may dispose of such Pledged Securities, but only after all consents required by the FCC or any other Governmental Authority with respect to such sale have been obtained.

                  SECTION 4. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Administrative Agent or any Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, any Interest Rate Agreement or any other Credit Document, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 4 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement, any Interest Rate Agreement and the other Credit Documents.

                  SECTION 5. Perfection; Supplements; Further Assurances; Use of Pledged Collateral. (a) Delivery of Certificated Securities Collateral. Subject to the limitations set forth in Section 8(a), all certificates, agreements or instruments representing or evidencing the Securities Collateral shall promptly upon receipt thereof by any Pledgor be delivered to and held by or on behalf of the Administrative Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default and without notice to any Pledgor, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, at any time during which an Event of Default has occurred and is continuing, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Securities for certificates of smaller or larger denominations.

                  (b) Perfection of Uncertificated Securities Collateral. If any Pledged Securities constitute "uncertificated securities" (as defined in the UCC), then each applicable Pledgor shall, to the extent required by applicable law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Securities, record such pledge on the equity holder register or the books of the issuer, cause the issuer to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Securities under the terms hereof and, to the extent provided in the Credit Agreement, provide to the Administrative Agent an opinion of counsel, in form and substance satisfactory to the Administrative Agent, as to the perfection of such pledge.

                  (c) Financing Statements and Other Filings. (i) Each Pledgor agrees that at any time and from time to time it will, at the sole cost and expense of the Pledgors, file and refile, or authorize the Administrative Agent to file and refile, such financing statements, continuation statements and other documents (including, without limitation, this Agreement), in form acceptable to the Administrative Agent, in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as the Administrative Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to any Pledged Collateral. Each Pledgor authorizes the Administrative Agent to file any such financing or continuation statement or other document without the signature of such Pledgor where permitted by law.

                  (ii) Each Pledgor irrevocably authorizes the Administrative Agent at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (A) indicate the Pledged Collateral (I) as all assets of such Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (II) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (I) whether such Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor and (II) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which such Pledged Collateral relates. Each Pledgor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Pledgor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

                  (d) Perfection in Financial Accounts and Deposit Accounts. In addition to any other actions required herein to be taken by any Pledgor, each applicable Pledgor shall take the steps required by Section 10 with respect to all deposit and financial accounts maintained by such Pledgor.

                  (e) Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral in accordance with the terms of this Agreement. The Pledgors and the Administrative Agent acknowledge that this Agreement is intended to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

                  (f) Pledged Collateral in the Possession of a Bailee. If any goods in an amount in excess of $3,000,000 in the aggregate are at any one time in the possession of a bailee, the applicable Pledgor shall promptly notify the Administrative Agent thereof and, if requested by the Administrative Agent, shall promptly obtain an acknowledgement from such bailee, in form and substance satisfactory to the Administrative Agent, that such bailee holds such Pledged Collateral for the benefit of the Administrative Agent and shall act upon the instructions of the Administrative Agent, without the further consent of the Pledgor.

                  (g) Electronic Chattel Paper. If any Pledgor at any time holds or acquires an interest in any electronic chattel paper in an amount in excess of $3,000,000, such Pledgor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under Section 9-105 of the UCC, of such electronic chattel paper.

                  (h) Letter of Credit Rights. If any Pledgor is at any one time a beneficiary under one or more letters of credit in an amount in excess of $3,000,000 in the aggregate now or hereafter issued in favor of such Pledgor, such Pledgor shall promptly notify the Administrative Agent thereof and, at the reasonable request and option of the Administrative Agent, such Pledgor shall either (i) arrange for the issuer and any nominated person with respect to such letter of credit to consent, pursuant to an agreement or other authenticated record with and in form and substance satisfactory to the Administrative Agent, to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit.

                  (i) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a commercial tort claim in an amount in excess of $3,000,000, such Pledgor shall promptly notify the Administrative Agent in a writing signed by such Pledgor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

                  (j) Supplements; Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver to the Administrative Agent such additional assignments, agreements, supplements, powers and instruments, as the Administrative Agent may reasonably deem necessary or appropriate, wherever required or permitted by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes of this Agreement or better to assure and confirm unto the Administrative Agent or permit the Administrative Agent to exercise and enforce its respective rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, as the Administrative Agent shall reasonably request. At any time during which an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be reasonably necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors. Notwithstanding the foregoing, (i) the actions required to be taken in Sections 5(f) through (i) shall only be required to be taken in the event the Pledged Collateral of the type described therein exceeds the monetary thresholds therein and (ii) Administrative Agent agrees that this Section 5(j) shall not require any Pledgor to certificate any Pledged Securities that are not certificated or represented by an instrument on the Closing Date.

                  SECTION 6. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows:

                  (a) Perfection Actions; Prior Liens. Upon the completion of the deliveries, filings and other actions contemplated in Section 5 hereof (to the extent such deliveries, filings and other actions are required to be taken pursuant to Section 5), the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute a perfected security interest therein (to the extent that the actions required by Section 5 are sufficient under the UCC and applicable law to perfect the security interest granted hereby with respect to such Pledged Collateral), superior and prior to the rights of all other Persons therein other than with respect to the Liens identified on Annex A-1 hereto relating to the items of Pledged Collateral identified thereon (the "Prior Liens") and Permitted Liens.

                  (b) No Liens. Such Pledgor does as of the date hereof and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor shall have, all rights under applicable law, including the UCC, with respect to the Pledged Collateral necessary in order to pledge such Pledged Collateral as provided hereunder, and all such Pledged Collateral is or will be at the time pledged hereunder free from any Lien or other right, title or interest of any Person, other than Prior Liens and Permitted Liens, and such Pledgor shall defend the Pledged Collateral pledged by it hereunder against all claims and demands of all Persons at any time claiming any interest therein adverse to the Administrative Agent or any Secured Party other than the holders of such Liens. There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would result in the imposition of any other Lien, restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors' obligations or the rights of the Administrative Agent hereunder except to the extent permitted by Credit Documents and with respect to restrictions that are not enforceable under the UCC or other applicable law.

                  (c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements relating to Prior Liens and Permitted Liens, and so long as any of the Secured Obligations remain unpaid or the Commitments of the Lenders to make any Loan or to issue any Letter of Credit shall not have expired or been sooner terminated, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Pledged Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by such Pledgor pursuant to this Agreement and financing statements relating to Prior Liens and Permitted Liens.

                  (d) Legal Status; Legal Name; Locations; Chief Executive Office. The perfection certificate (in the form attached as Exhibit L to the Credit Agreement, as such certificate is updated from time to time pursuant to
Section 6(q), the "Perfection Certificate") (i) sets forth each Pledgor's organizational identification number or Federal tax identification number or states that such Pledgor has none, (ii) sets forth the type and jurisdiction of organization of each Pledgor, (iii) sets forth the exact legal name of each Pledgor and (iv) sets forth each Pledgor's chief executive office, as well as its mailing address if different, in each case except to the extent such information has been provided to the Administrative Agent pursuant to Section
9.12 of the Credit Agreement prior to the delivery of any updated Perfection Certificate. Each Pledgor is incorporated in a jurisdiction that has adopted the UCC.

                  (e) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized, validly issued and fully paid and nonassessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation due and owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

                  (f) No Violations, etc. The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve Board.

                  (g) No Options, Warrants, etc. Except for restrictions and limitations permitted by the Credit Documents or imposed by securities laws generally, the Pledged Securities are and will continue to be freely transferable and assignable, and none of the Pledged Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Securities hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.

                  (h) No Claims. Each Pledgor has good and valid rights in the Pledged Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Administrative Agent the security interest in such Pledged Collateral (except Intellectual Property) pursuant hereto. The use by such Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not materially infringe on the rights of any Person. No claim has been made and remains outstanding that such Pledgor's use of any Pledged Collateral (except Intellectual Property) does or may materially violate the rights of any third person.

                  (i) Authorization, Enforceability. Such Pledgor has the requisite organizational power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pledged by it pursuant to this Agreement, and each other Credit Document to which such Pledgor is, or is specified to be, a party constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (j) No Conflicts, Consents, etc. Neither the execution and delivery of this Agreement or any other Credit Document to which such Pledgor is a party by such Pledgor nor the consummation of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof (i) violates any charter or by-laws or other organizational document of such Pledgor or any issuer of Pledged Securities, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Pledgor is a party, or by which it may be bound or to which any of its properties or assets may be subject, (iii) conflicts with any law, order, rule or regulation applicable to any such Pledgor of any Governmental Authority having jurisdiction over such Pledgor or its property or
(iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the property now owned or hereafter acquired by such Pledgor, except with respect to each of the foregoing which is not reasonably likely to have a Material Adverse Effect, a material adverse effect on the value of the Pledged Collateral taken as a whole or an adverse effect on the security interests hereunder taken as a whole. No consent of any party (including, without limitation, equityholders or creditors of such Pledgor or any account debtor under a Receivable) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (x) the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor, (y) except as expressly recognized in Section 3 hereof, the exercise by the Administrative Agent of the rights provided for in this Agreement or (z) except as expressly recognized in Section 3 hereof, the exercise by the Administrative Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement.

                  (k) Pledged Collateral. All information set forth herein, including the schedules and annexes attached hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. As of the date hereof, the Pledged Collateral described on the schedules attached hereto constitutes all of the property of such type of Pledged Collateral required to be pledged hereunder.

                  (l) Insurance. No Pledgor shall take any action that impairs the rights of the Administrative Agent or any Secured Party in the Pledged Collateral. The Pledgors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 9.04 of the Credit Agreement. Each Pledgor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Pledgor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Pledged Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable; provided, however, that the Administrative Agent shall be required to provide the applicable Pledgor with not less than five (5) Business Days' notice of its intent to take any such actions at any time when no other Default has occurred and is continuing. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Administrative Agent and shall be additional Secured Obligations.

                  (m) Insurance Proceeds. Any proceeds of insurance received by any Pledgor shall be applied by it as provided in Section 2.10(a)(i) of the Credit Agreement. In the event that any Pledgor is permitted to and elects to apply such proceeds to the repair or replacement of any item of Pledged Collateral, such Pledgor shall upon its receipt of such proceeds from the Administrative Agent promptly commence and diligently continue to perform such repair or promptly effect such replacement. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the option to apply any proceeds of insurance received by any Pledgor in respect of the Pledged Collateral toward the payment of the Secured Obligations in accordance with Section 14 hereof or to continue to hold such proceeds as additional collateral to secure the performance by the Pledgors of the Secured Obligations.

                  (n) Payment of Taxes; Compliance with Laws; Claims. At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Pledged Collateral and not permitted pursuant to Section
9.07 of the Credit Agreement, and may pay for the maintenance and preservation of the Pledged Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided; however, that the Administrative Agent shall be required to provide the applicable Pledgor with not less than five (5) Business Days' notice of its intent to take any such actions at any time when no other Default has occurred and is continuing; provided, however, that nothing in this paragraph shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Administrative Agent or any Credit Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents.

                  (o) Inspection and Verification. The Administrative Agent, and such persons the Administrative Agent may reasonably designate, shall have full and free access during normal business hours to all of the books, correspondence and records of such Pledgor relating to the Pledged Collateral (including the premises upon which any of the Pledged Collateral is located) as provided in
Section 9.03 of the Credit Agreement.

                  (p) Perfection Certificate. The representations and warranties set forth in this Agreement relating to the information contained in the Perfection Certificate shall be true, correct and complete in all respects at the time made.

                  (q) Periodic Certification. Upon the request of the Administrative Agent, but no more than once every 18 months, the Pledgor shall deliver to the Administrative Agent a supplemental perfection certificate (each, a "Perfection Supplement") executed by the Pledgors setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent Perfection

Supplement delivered pursuant to this Section 6(q). Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Pledgors shall deliver to the Administrative Agent a Perfection Supplement at any time that a Perfection Supplement is reasonably requested by the Administrative Agent.

                  SECTION 7. Special Provisions Concerning General Collateral.

                  (a) Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Administrative Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including, without limitation, all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or the Administrative Agent's security interest therein without the consent of any Pledgor.

                  (b) Legend. Each Pledgor shall legend in form and manner satisfactory to the Administrative Agent, at the request of the Administrative Agent made at any time after the occurrence and during the continuance of any Event of Default, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

                  (c) Instruments. Each Pledgor shall deliver to the Administrative Agent, within five days after receipt thereof by such Pledgor, any Instrument evidencing Receivables which is in the principal amount of $3,000,000 or more. Any Instrument delivered to the Administrative Agent pursuant to this Section 7(c) shall be appropriately endorsed (if applicable) to the order of the Administrative Agent, as agent for the Secured Parties, and shall be held by the Administrative Agent as further security hereunder; provided, however, that so long as no Default shall have occurred and be continuing, the Administrative Agent shall, promptly upon request of such Pledgor, make appropriate arrangements for making any Instrument pledged by such Pledgor available to such Pledgor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document).

                  (d) Cash Collateral. Upon the occurrence and during the continuance of any Event of Default, if the Administrative Agent so directs, each Pledgor shall cause all payments on account of the Receivables to be held by the Administrative Agent as cash collateral in accordance with subsection 10(e) hereof. Without notice to or assent by any Pledgor, the Administrative Agent may apply any or all amounts then or thereafter held as cash collateral in the manner provided in
Section 14 hereof. The costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by the Administrative Agent or any Secured Party, shall be paid by the Pledgors.

                  (e) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Inventory, the applicable Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

                  (f) Consents to Assignment of Contracts. To the extent that any contract or other agreement of any Pledgor filed by Parent with the Commission would constitute a Contract hereunder but for the exclusions contained in Sections 1(d)(i) and 1(d)(ii), such Pledgor shall in good faith use its reasonable efforts to cause the counterparty thereto to deliver the consent contemplated in Section 1(d)(ii); provided, however, that, for purposes of this
Section 7(f), "reasonable efforts" shall not include any requirement of any Pledgor to expend money (other than nominal amounts) or commence any proceeding.

                  (g) Fair Labor Standards Act. Any goods now or hereafter produced by each Pledgor included in the Pledged Collateral have been and will be produced in material compliance with the requirements of the Fair Labor Standards Act of 1938, as amended.

                  SECTION 8. Special Provisions Concerning Securities Collateral. (a) Pledge of Additional Securities. Each Pledgor shall, upon obtaining any certificated Pledged Securities or Intercompany Notes of any Person, in each case in excess of $3,000,000, deliver to the Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 3 hereto (each, a "Pledge Amendment"), and the certificates and other documents required under Sections 5(a) and 5(b) hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional property. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.

                  (b) Voting Rights; Distributions; etc. (i) So long as no Event of Default shall have occurred and be continuing:

                  (A) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement or any other Credit Document;

                  (B) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien granted to the Administrative Agent on behalf of the Secured Parties pursuant to this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that, except as otherwise permitted under the Credit Agreement, any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement);

                  (C) the Administrative Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 8(b)(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 8(b)(i)(B) hereof;

                  (ii) Upon the occurrence and during the continuance of any Event of Default and except as expressly recognized in Section 3 hereof:

                  (A) all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 8(b)(i)(A) hereof shall, upon notice from the Administrative Agent, cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights;

                  (B) all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to
         Section 8(b)(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

                  (iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may reasonably request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 8(b)(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 8(b)(ii)(B) hereof.

                  (iv) All Distributions which are received by any Pledgor contrary to the provisions of Section 8(b)(ii)(B) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall promptly be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  (c) No New Securities. Except as permitted pursuant to the Credit Agreement, each Pledgor shall cause each issuer of the Pledged Securities not to issue any stock or other securities or equity interests in addition to or in substitution for the Pledged Securities issued by such issuer, except to a Pledgor.

                  (d) Defaults, etc. As of the date hereof, to the best knowledge of such Pledgor, no Pledged Securities pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates or instruments (other than the Operative Agreements, certificates and instruments, if any, delivered to the Administrative Agent and certificates representing Equity Interests in the Foreign Subsidiaries set forth on Schedule 9.26 to the Credit Agreement) which evidence any Pledged Securities of such Debtor.

                  SECTION 9. Special Provisions Concerning Intellectual Property Collateral. (a) Grant of License. For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

                  (b) Registrations. Except pursuant to licenses and other user agreements entered into by any Pledgor in the ordinary course of business that are listed in Schedule VI hereto, (i) on and as of the date hereof each Pledgor owns and possesses the right to use each, and has done nothing to authorize or enable any other Person to use any, Copyright, Patent or Trademark listed in said Schedules III, IV and V and (ii) as of the Closing Date, to the knowledge of such Pledgor, such registration listed in said Schedules III, IV and V is valid and in full force and effect.

                  (c) No Violations or Proceedings. On and as of the date hereof, (i) to each Pledgor's knowledge, except as set forth in Schedule VI hereto, there is no violation by others of any right of such Pledgor with respect to any Copyright, Patent or Trademark listed in Schedules III, IV and V hereto, respectively, and pledged by it under the name of such Pledgor, (ii) to the knowledge of such Pledgor, such Pledgor is not infringing in any material respect upon any Copyright, Patent or Trademark of any other Person and (iii) no proceedings have been instituted or are pending or, to the knowledge of such Pledgor, are threatened against such Pledgor or, to such Pledgor's knowledge, threatened, and no claim against such Pledgor has been received by such Pledgor alleging any such violation, except as may be set forth in said Schedule VI.

                  (d) Protection of Administrative Agent's Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Administrative Agent of (A) any material adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or other Governmental Authority regarding such Pledgor's claim of ownership in or right to use any of the material Intellectual Property Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the material Intellectual Property Collateral necessary for the operation of such Pledgor's business, (iii) not permit to lapse or become abandoned, lost or dedicated to the public any Intellectual Property Collateral necessary for the operation of such Pledgor's business, (iv) not license the material Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien (in either case when viewed in the aggregate) on the Intellectual Property Collateral granted to the Administrative Agent for the benefit of the Secured Parties, without the consent of the Administrative Agent, (v) until the Administrative Agent exercises its rights to make collection, diligently keep adequate records respecting the material Intellectual Property Collateral in a manner and to the extent such records are customarily maintained by Pledgor in the ordinary course of business, and (vi) furnish to the Administrative Agent from time to time statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Administrative Agent may from time to time reasonably request, all in reasonable detail.

                  (e) After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid or the Commitments of the Lenders to make any Loan or to issue any Letter of Credit have expired or been sooner terminated (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Patent, or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and any such item enumerated in clause (i) or (ii) with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution of this Agreement and be subject to the Lien created by this Agreement without further action by any party other than actions required to perfect such Lien. Each Pledgor shall promptly provide to the Administrative Agent written notice of any of the foregoing involving Intellectual Property Collateral with a value in excess of $3,000,000.

                  (f) Modifications. Each Pledgor authorizes the Administrative Agent to modify this Agreement by amending Schedules III, IV, V and VI hereto to include any future Intellectual Property Collateral of such Pledgor, including, without limitation, any of the items listed in Section 9(e) hereof.

                  (g) Applications. Each Pledgor shall use commercially reasonable efforts to file and prosecute diligently all applications for the Patents, the Trademarks or the Copyrights now or hereafter pending that would be necessary to the business of such Pledgor to which any such applications pertain, except to the extent that a failure to do so could not reasonably be expected to result in a Material Adverse Effect, and shall use commercially reasonable efforts to do all acts necessary to preserve and maintain all rights in the Intellectual Property Collateral necessary for the operation of such Pledgor's business, except to the extent that a failure to do so could not reasonably be expected to result in a Material Adverse Effect. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Pledgors. No Pledgor shall abandon any right to file a material Patent, Trademark or Copyright application, or any pending material Patent, Trademark or Copyright application or any Patent, Trademark or Copyright necessary for the operation of such Pledgor's business without the consent of the Administrative Agent, which consent shall not be unreasonably withheld; delayed or conditioned.

                  (h) Litigation. (i) Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions for infringement, counterfeiting, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Intellectual Property Collateral. Each Pledgor shall promptly notify the Administrative Agent in writing as to the commencement and prosecution of any such actions, or threat thereof (except where such action is not reasonably likely to have a Material Adverse Effect) relating to the Intellectual Property Collateral, and shall provide to the Administrative Agent such information with respect thereto as may be reasonably requested by the Administrative Agent. Each Pledgor shall indemnify and hold harmless each Secured Party for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, expenses or disbursements (including attorneys' fees and expenses) of any kind whatsoever which may be imposed on, incurred by or asserted against such Secured Party in connection with or in any way arising out of such suits, proceedings or other actions.

                  (ii) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Administrative Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all documents requested by the Administrative Agent in aid of such enforcement and the Pledgors shall promptly, upon demand, reimburse and indemnify the

Administrative Agent, as the case may be, for all costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent in the exercise of its rights under this Section 9(h). In the event that the Administrative Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the request of the Administrative Agent, to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, counterfeiting or other diminution in value of any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any person so infringing necessary to prevent such infringement unless such Pledgor has determined that such Intellectual Property Collateral that is the subject of any pending or contemplated infringement or enforcement action or proceeding does not contain or represent any value or utility (other than of an immaterial nature), consistent with prudent business practice.

                  SECTION 10. Special Provisions Concerning Financial Accounts. Each Pledgor shall comply with the following covenants and makes the following representations and warranties.

                  (a) Financial Accounts. Each financial account with amounts therein in excess of $1,000,000 shall be subject to a financial account control agreement in a form acceptable to the Administrative Agent and each Concentration Account referred to in subsection (b) below shall be subject to a deposit account control agreement substantially in the form of Exhibit 2 (or such other form acceptable to the Administrative Agent). If any Pledgor is unable to obtain such an agreement from any Financial Intermediary, then such Pledgor shall terminate all financial accounts maintained with such Financial Intermediary and transfer all moneys, instruments, securities, proceeds and other property deposited therein to another financial account maintained with the Administrative Agent or a Financial Intermediary that has executed such an agreement. Each Pledgor hereby represents and warrants that it does not now maintain, and will not in the future maintain, (i) any other financial account with any Financial Intermediary or any other banking or financial institution other than the accounts set forth on Schedule VII or (ii) any other concentration accounts with any banking or financial institution other than the accounts set forth on Schedule VII; provided, however, that (I) any Pledgor may establish and maintain additional financial accounts with any Financial Intermediary or any new Financial Intermediary if (x) in the case of an existing Financial Intermediary, such Pledgor, the Financial Intermediary and the Administrative Agent shall have entered into an amendment to the relevant financial account control agreement to include such new financial account under such financial account control agreement, such amendment to be in form and substance satisfactory to the Administrative Agent, and (y) in the case of a new Financial intermediary such new Financial Intermediary shall enter into a financial account control agreement in a form acceptable to the Administrative Agent and (II) any Pledgor may establish and maintain any additional concentration account with any banking or financial institution if (x) the Pledgor, such banking or financial institution and the Administrative Agent shall have entered into an amendment to the relevant deposit account control agreement to include such new account under such control agreement, such amendment to be in form and substance satisfactory to the Administrative Agent, and (y) in the case of a deposit account maintained with a banking or financial institution not then party to a deposit account control agreement with the Administrative Agent, such new banking or financial institution shall enter into a deposit account control agreement substantially in the form of Exhibit 2 hereto (or such other form acceptable to the Administrative Agent) with respect to such new concentration account.

                  (b) Concentration Accounts. The Pledgors will maintain one or more concentration accounts or subaccounts (the "Concentration Accounts") with Bank of America, N.A. or another banking or financial institution reasonably acceptable to the Administrative Agent into which all cash held in any deposit account of the Pledgors in excess of $1,000,000 (as determined with respect to all deposit accounts in the aggregate) shall be deposited by 12:00 p.m. New York time on each Business Day, subject to the provisions of subsection (c) below. The Administrative Agent shall be permitted to designate a Lender that agrees to be a collateral sub-agent for the Administrative Agent to be the Financial Intermediary for the Concentration Accounts.

                  (c) Dispositions from the Accounts. Until an Event of Default shall have occurred and be continuing, each Pledgor is hereby permitted to give instructions and entitlement orders with respect to all financial accounts and Concentration Accounts and use all monies and Financial Account Collateral in a manner permitted by the Credit Agreement.

                  (d) Revocation of Withdrawal Right. Upon the occurrence and during the continuance of any Event of Default, the authority of the Pledgors under subsection (c) above shall be revoked by the Administrative Agent and all deposits maintained in the Concentration Accounts or with a Financial Intermediary, and any additional moneys, instruments, securities, proceeds and other property subsequently maintained with a Financial Intermediary, shall, at the request of the Administrative Agent, be transferred to a collateral account or sub-account maintained by the Administrative Agent (or a Lender that agrees to be a collateral sub-agent for the Administrative Agent) in its name as collateral agent for the Secured Parties (the "Collateral Account"); provided, however, that following the cure or other end of an Event of Default, the Administrative Agent shall promptly transfer all amounts previously transferred by operation of this Section 10(d) to the respective accounts from which such amounts were transferred (less any amounts determined by Administrative Agent to be due and payable to Administrative Agent). All such deposits in any such Collateral Account shall constitute "Pledged Collateral" for all purposes of this Agreement and shall be held by the Administrative Agent as Pledged Collateral for the Secured Obligations or applied to the payment of the Secured Obligations in accordance with Section 14 hereof. The costs and expenses (including attorney's fees) of collection, whether incurred by any Pledgor or the Administrative Agent (or any sub-agent), shall be borne by the Pledgors.

                  (e) Deposits to Collateral Account. Each Pledgor shall deposit into the Collateral Account from time to time (i) any cash in respect of any Pledged Collateral which the Administrative Agent is entitled to pursuant to
Section 7(d) or Section 8(b)(ii)(B) hereof or otherwise under the Credit Documents and (ii) any additional amounts that such Pledgor desires to pledge to the Administrative Agent for the benefit of the Secured Parties as additional collateral security hereunder or which such Pledgor is required to pledge as additional collateral security hereunder pursuant to the Credit Documents.

                  (f) Application of Amounts in Collateral Account. The balance from time to time in the Collateral Account shall constitute part of the Pledged Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Pledgor, in periodic installments, if applicable, upon submission of reasonable evidence that such amount is to be applied as permitted by Section 2.10(a) of the Credit Agreement; provided that any amounts deposited in the Collateral Account in respect of prepayments or reductions of Loans or Commitments under Section 2.10(a) of the Credit Agreement which are to be applied to LIBOR Loans as provided in Section 2.10(b) of the Credit Agreement shall be held by the Administrative Agent until the end of the respective Interest Periods of such LIBOR Loans at which time, whether or not an Event of Default has occurred, the Administrative Agent shall cause such monies to be applied to such LIBOR Loans. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time in the Collateral Account to the payment of the Secured Obligations in the manner specified in
Section 14 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                  (g) Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Pledgor (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine which Permitted Investments shall be held in the name and be under the control of the Administrative Agent (or any sub-agent); provided, however, that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 14 hereof.

                  (h) Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under the Credit Agreement pursuant to Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and, notwithstanding any other provision of this Agreement to the contrary, all amounts held in such sub-account shall constitute collateral security first, for the liabilities in respect of Letters of Credit outstanding from time to time and second, as collateral security for the other Secured Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full.

                  SECTION 11. Transfers and Other Liens. No Pledgor shall (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement, (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder other than as provided by the Credit Agreement or (c) except to the extent otherwise permitted under the Credit Agreement, permit any issuer of the Pledged Securities to merge, consolidate or change its legal form other than as provided by the Credit Agreement.

                  SECTION 12. Reasonable Care. The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Pledged Collateral in the same manner as the Administrative Agent deals with similar property for its own account, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or
(ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                  SECTION 13. Remedies upon Default; Obtaining the Pledged Collateral upon Event of Default. (a) If any Event of Default shall have occurred and be continuing, the Pledgors shall, at the request of the Administrative Agent, notify account debtors and other persons obligated on any of the Pledged Collateral of the security interest of the Administrative Agent in any account, chattel paper, general intangible, instrument or other Pledged Collateral and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent's agent therefor, and the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Pledgors, so notify account debtors and other persons obligated on Pledged Collateral. After the making of such a request or the giving of any such notification, each Pledgor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Pledged Collateral received by such Pledgor as trustee for the Administrative Agent without commingling the same with other funds of such Pledgor and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent may apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Pledged Collateral received by the Administrative Agent to the Secured Obligations or hold such proceeds as additional Pledged Collateral, at the option of the Administrative Agent.

                  (b) If any Event of Default shall have occurred and be continuing, then and in every such case, the Administrative Agent may:

                  (i) personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may without liability for trespass enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

                  (ii) demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral, including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and Contracts) constituting part of the Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to the Administrative Agent, and in connection with any of the foregoing, compromising, settling, extending the time for payment and making other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall pay the same promptly to the Administrative Agent;

                  (iii) sell, assign or otherwise liquidate, or direct any Pledgor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation;

                  (iv) take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and there delivered to the Administrative Agent, (B) store and keep any Pledged Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral is of the essence of this Agreement;

                  (v) withdraw all moneys, instruments, securities and other property in any financial or deposit account of any Pledgor for application to the Secured Obligations as provided in Section 14 hereof;

                  (vi) retain and apply the Distributions to the Secured Obligations as provided in Section 14 hereof; and

                  (vii) exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral.

                  Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation.

                  (c) Remedies; Disposition of the Pledged Collateral. (i) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified below, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may, if permitted by Applicable Law, be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  (ii) The Administrative Agent shall give the applicable Pledgor ten days' notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

                  (iii) Notwithstanding anything contained to the contrary herein, the Administrative Agent hereby agrees that, consistent with the provisions of Section 22.937(f) of the FCC's Rules (47 C.F.R. 22.937(f)), and to the extent then required by such rule or any successor regulation, the Administrative Agent shall provide the applicable Pledgor and the FCC with at least ten (10) days' prior written notification before any Pledged Collateral constituting equipment utilized in any cellular system operated by a Pledgor will be repossessed, transferred or disposed of by the Administrative Agent.

                  (d) Waiver of Notice and Claims. Except as contemplated by
Section 13(c)(ii), each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent's taking possession at such time as an Event of Default shall have occurred and be continuing or the Administrative Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Section 13 in the absence of gross negligence or willful misconduct. At such time as an Event of Default shall have occurred and be continuing, any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

                  (e) Certain Sales of Pledged Collateral. Each Pledgor recognizes that: (i) by reason of certain prohibitions contained in law, rules, regulations or orders of any foreign Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales;

                  (ii) at any public or private sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the extent permitted pursuant to applicable law, any sale pursuant to the provisions of this Section 13(e) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions;

                  (iii) by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (I) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Securities Act, or any similar statute hereafter enacted analogous in purpose or effect, and (II) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration under the Securities Act or if more than a single purchaser were approached. The provisions of this Section 13(e)(iii) will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

                  Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the request of the Administrative Agent, for the benefit of the Administrative Agent, cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral, including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements. Each Pledgor shall cause the Administrative Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Administrative Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  If the Administrative Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of securities included in the Securities Collateral which may be sold by the Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  SECTION 14. Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies as a secured creditor as provided in Section 13 hereof shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, promptly by the Administrative Agent as follows:

                           first, to the payment of all costs and expenses,
                  court costs, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                           second, to the payment of all other costs and
                  expenses of such sale, collection or other realization, including, without limitation, compensation to the Lenders and their agents and counsel and all costs, liabilities and advances made or incurred by the Lenders in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                           third, without duplication of amounts applied
                  pursuant to clauses first and second above, to the indefeasible payment in full in cash, pro rata, of (i) interest, principal and other amounts constituting Secured Obligations (other than Interest Rate Obligations) in accordance with the terms of the Credit Agreement and (ii) the Interest Rate Obligations in accordance with the terms of the Interest Rate Agreements; and

                           fourth, the balance, if any, to the Person lawfully
                  entitled thereto (including the Pledgors or their respective successors or assigns).

                  In the event that any such proceeds are insufficient to pay in full the items described in clauses first through third of this Section 14, the Pledgors shall remain liable for any deficiency.

                  SECTION 15. Expenses. Each Pledgor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and reasonable expenses of any experts and agents which the Administrative Agent may incur in connection with (a) the collection of the Secured Obligations, (b) the enforcement and administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (d) the exercise or enforcement of any of the rights of the Administrative Agent or any Secured Party hereunder or (e) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts payable by any Pledgor under this Section 15 shall be due within five (5) Business Days following demand thereof and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations hereunder.

                  SECTION 16. No Waiver; Cumulative Remedies. (a) No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                  (b) In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Administrative Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

                  SECTION 17. Administrative Agent. The Administrative Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided for in the Credit Agreement. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

                  SECTION 18. Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of any Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgors promptly upon demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Each Pledgor's obligations under this Section 18 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement, any Interest Rate Agreement and the other Credit Documents. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Credit Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 19. Indemnity. (a) Indemnity. Each Pledgor agrees to indemnify, pay and hold harmless the Administrative Agent and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Administrative Agent and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), reasonable expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and reasonable disbursements of counsel for such indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, any Interest Rate Agreement or any other Credit Document (including, without limitation, any misrepresentation by any Pledgor in this Agreement, any Interest Rate Agreement or any other Credit Document) (the "indemnified liabilities"); provided that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such indemnified liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                  (b) Survival. The obligations of the Pledgors contained in this Section 19 shall survive the termination of this Agreement and the discharge of the Pledgors' other obligations under this Agreement, any Interest Rate Agreement and under the other Credit Documents.

                  (c) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

                  SECTION 20. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Credit Document, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                  SECTION 21. Termination; Release. (a) This Agreement, the Guarantees, and the security interests granted hereby shall terminate when all the Secured Obligations have been indefeasibly paid in full in cash, or if applicable, the Guaranteed Obligations have been fulfilled, and the Lenders have no further commitment to lend under the Credit Agreement, the Letter of Credit Liability has been reduced to zero and the Issuing Lender has no further obligations to issue Letters of Credit under the Credit Agreement.

                  (b) A Pledgor shall automatically be released from its obligations hereunder and under Section 6 of the Credit Agreement and the security interests in the Pledged Collateral owned or held by such Pledgor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Pledgor ceases to be a Subsidiary of the Borrower; provided that the Creditors shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

                  (c) Upon any sale or other transfer by any Pledgor of any Pledged Collateral that is permitted under the Credit Agreement to any Person that is not Parent or a Subsidiary or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Section 12.04 of the Credit Agreement, the security interest in such Pledged Collateral granted hereunder shall be automatically released.

                  (d) In connection with any termination or release pursuant to this Section 21, the Administrative Agent shall execute and deliver to the applicable Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release.

                  SECTION 22. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 22; provided that notices to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  SECTION 23. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Agreement. Each Affiliate of Borrower which from time to time after the initial date of this Agreement is required under the Credit Agreement to pledge any assets to the Administrative Agent for the benefit of the Secured Parties may become a party hereto upon execution and delivery to the Administrative Agent of a joinder agreement substantially in the form attached hereto as Exhibit 4, and upon such execution and delivery shall be deemed to be a "Guarantor" and a "Pledgor" for all purposes hereunder.

                  SECTION 24. Governing Law. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  (b) Jurisdiction; Consent to Service of Process. Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement the against the Pledgors or their respective properties in the courts of any jurisdiction.

                  (c) Each the Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 25. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 25.

                  SECTION 26. Severability of Provisions. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 27. Execution in Counterparts. This Agreement and any amendments, waiver, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                  SECTION 28. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  SECTION 29. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor or any other Credit Party;

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

                  (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

                  (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement, any Interest Rate Agreement or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 20 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor other than the defense that no Event of Default has occurred and is continuing.

                  SECTION 30. Future Advances. This Agreement shall secure the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

                  IN WITNESS WHEREOF, the Pledgors and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                    CREDIT SUISSE FIRST BOSTON, acting through its cayman islands branch, as administrative agent,

                                      by

                                            /s/ SOVONNA DAY-GOINS
                                         ---------------------------------------
                                         Name:  Sovonna Day-Goins
                                         Title: Vice President

                                      by
                                            /s/ JAY CHALL
                                         ---------------------------------------
                                         Name:  Jay Chall
                                         Title: Director

                                    CENTENNIAL CELLULAR OPERATING CO. LLC,

                                      by
                                           /s/  TONY WOLK
                                         ---------------------------------------
                                         Name:  Tony Wolk
                                         Title: Senior Vice President,
                                                General Counsel

                                    CENTENNIAL PUERTO RICO OPERATIONS CORP.,

                                      by
                                            /s/ TONY WOLK
                                         ---------------------------------------
                                         Name:  Tony Wolk
                                         Title: Senior Vice President,
                                                General Counsel

                                    EACH OF THE OTHER GUARANTORS LISTED ON ANNEX
                                    A-2 ATTACHED HERETO,

                                      by
                                            /s/ TONY WOLK
                                         ---------------------------------------
                                         Name:  Tony Wolk
                                         Title: Senior Vice President,
                                                General Counsel

                                    CENTENNIAL COMMUNICATIONS CORP.,

                                      by
                                            /s/ TONY WOLK
                                         ---------------------------------------
                                         Name:  Tony Wolk
                                         Title: Senior Vice President,
                                                General Counsel

                                    ANNEX A-2

                                   GUARANTORS

Bauce Communications, Inc.
Bauce Communications of Beaumont, Inc.
Centennial Beauregard Cellular LLC
Centennial Beauregard Holding Corp.
Centennial Benton Harbor Cellular Corp.
Centennial Benton Harbor Holding Corp.
Centennial Caldwell Cellular Corp.
Centennial Caribbean Holding Corp.
Centennial Cellular Operating Co. LLC
Centennial Cellular Telephone Company of Del Norte
Centennial Cellular Telephone Company of Lawrence
Centennial Cellular Telephone Company of Sacramento Valley
Centennial Cellular Telephone Company of San Francisco
Centennial Cellular Tri-State Operating Partnership
Centennial Claiborne Cellular Corp.
Centennial Clinton Cellular Corp.
Centennial Communications Corp.
Centennial Dominican Republic Holding Corp.
Centennial Florida Switch Corp.
Centennial Hammond Cellular LLC
Centennial Iberia Holding Corp.
Centennial Jackson Cellular Corp.
Centennial Jamaica Infochannel Holding Corp.
Centennial Lafayette Cellular Corp.
Centennial Lafayette Communications LLC
Centennial Louisiana Holding Corp.
Centennial Mega Comm Holding Corp.
Centennial Michiana License Co. LLC
Centennial Michigan RSA 6 Cellular Corp.
Centennial Michigan RSA 7 Cellular Corp.
Centennial Microwave Corp.
Centennial Morehouse Cellular LLC
Centennial Puerto Rico Cable TV Corp.
Centennial Puerto Rico Holding Corp. II
Centennial Puerto Rico License Corp.
Centennial Puerto Rico Operations Corp.
Centennial Randolph Cellular LLC
Centennial Randolph Holding Corp.
Centennial Southeast License Co. LLC
Centennial SVLP LLC
Centennial USVI Operations Corp.
Century Beaumont Cellular Corp.

Century Cellular Realty Corp.
Century Elkhart Cellular Corp.
Century Indiana Cellular Corp.
Century Michiana Cellular Corp.
Century Michigan Cellular Corp.
Century South Bend Cellular Corp.
Elkhart Cellular Telephone Company
Elkhart Metronet Inc.
Lafayette Cellular Telephone Company
Mega Comm LLC
Michigan Metronet Inc.
San Francisco Subsidiary Corp.
South Bend Metronet, Inc.